Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)                 ☒

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Chesapeake Energy Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Eagle Canada Corp.

(Exact name of obligor as specified in its charter)

New Brunswick, Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Energy Louisiana Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Energy Marketing, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1439175
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Operating, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake South Texas Corp.

(Exact name of obligor as specified in its charter)

Oklahoma	41-2050649
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nomac Drilling Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1606317
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Carmen Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1604860
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Appalachia, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-3774650
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Land Company, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-2099392
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake ORC, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Royalty, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Gothic Production, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1539475
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hodges Trucking Company, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1293811
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hawg Hauling & Disposal, LLC

(Exact name of obligor as specified in its charter)

Delaware	06-1706211
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bluestem Gas Services, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-0174765
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MC Mineral Company, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Gene D. Yost & Son, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	20-5550602
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Exploration Limited Partnership

(Exact name of obligor as specified in its charter)

Oklahoma	73-1384282
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Louisiana, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Sigma, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	27-0029884
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MidCon Compression, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-0299525
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Diamond Y Enterprise Incorporated

(Exact name of obligor as specified in its charter)

Pennsylvania	26-0004174
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6100 North Western Avenue Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip code)

Convertible Senior Notes

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 7th day of May, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ J. BARTOLINI
Name: Title:	J. BARTOLINI VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	2,391

Interest-bearing balances	0

Securities:

Held-to-maturity securities	40

Available-for-sale securities	65,083

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold	48,400

Securities purchased under agreements to resell	54,885

Loans and lease financing receivables:

Loans and leases held for sale	0

Loans and leases, net of unearned income	0

LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance	0

Trading assets	0

Premises and fixed assets (including capitalized leases)	8,755

Other real estate owned	0

Investments in unconsolidated subsidiaries and associated companies	0

Not applicable

Intangible assets:

Goodwill	924,236

Other Intangible Assets	270,030

Other assets	143,616

Total assets	$1,517,436

LIABILITIES

Deposits:

In domestic offices	1,691

Noninterest-bearing	1,691

Interest-bearing	0

Not applicable

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased	0

Securities sold under agreements to repurchase	0

Trading liabilities	0

Other borrowed money:

(includes mortgage indebtedness and obligations under capitalized leases)	118,691

Not applicable

Not applicable

Subordinated notes and debentures	0

Other liabilities	126,416

Total liabilities	246,798

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0

Common stock	1,000

Surplus (exclude all surplus related to preferred stock)	1,121,520

Retained earnings	148,100

Accumulated other comprehensive income	18

Other equity capital components	0

Total equity capital	1,270,638

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,517,436

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)

Michael F. McFadden, MD	)	Directors (Trustees)

Frank P. Sulzberger, Vice President	)